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                                   AMENDMENT

The FMC Employees' Thrift and Stock Purchase is amended as follows:

Section 3(e)  Effective April 1, 1992, substitute the following:
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          (e)  Transfer of Funds.  A Participant who has attained age 55 may
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     elect to transfer among the Fixed Income Fund, the Stock Fund, and the
     Equity Fund the entire balance (if any) of his Employee Contributions Account, Special Employee Contributions Account, and Employee-Elected Company Contributions Account then invested in any such Funds, or any portion of the aggregate balance of those accounts, in multiples of 25%. Any election under this Subsection 3(e) shall be made by filing the prescribed form with FMC, and such transfer shall be made effective the first day of the month following the date the form is received. For purposes of accounting for such a transfer, the value of the Participant's balance in the account or portion thereof transferred shall be determined as of the Valuation Date preceding the month when such transfer is effective. No Participant shall make more than one such transfer during a Plan Year. If a Participant makes more than one such transfer during her lifetime, for the 12-month period following the Valuation Date of the second or later transfer, the rate of Company Contributions applicable to that Participant's Basic Contributions invested in the Stock Fund will be reduced to the rate then applicable to Basic Contributions invested in the other two Funds.

Section 9  Effective January 1, 1993, add as a new Subsection 9(i):
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     (i) Direct Rollover Option.  Notwithstanding any provision of the Plan to
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     the contrary that would otherwise limit a distributee's election under this
     Section 9(i), a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (1) As used in this Section 9(i), an "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution
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     that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

          (2) As used in this Section 9(i), an "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse, however, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) As used in this Section 9(i), a "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (4) As used in this Section 9(i), a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 21  Effective January 1, 1994, substitute for Subsections (a) and (b):
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         (a) "Affiliate" means, effective January 1, 1994, any corporation
     (other than FMC or a Foreign Subsidiary), or unincorporated trade or business with respect to which at least 50 percent of the total combined voting power of all classes of stock entitled to vote or not less than 80 percent of the total value of shares of all classes of stock (or, in the case of an unincorporated trade or business, a "controlling interest" as defined in regulations under section 414(c) of the Code) is owned by:

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       (i) FMC;
       (ii) One or more corporations or unincorporated trades or businesses owned by FMC as described in subdivision (i); or
       (iii) FMC and one or more corporations or unincorporated trades or businesses owned by FMC as described in subdivision (i).

       (b) "Affiliated Group" means, effective January 1, 1994, (i) FMC and (ii) any corporation or unincorporated trade or business (including an Affiliate) in which FMC and/or one or more Affiliates own either stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote or at least 80 percent of the total value of all shares of all classes of stock (or in the case of an unincorporated trade or business, a "controlling interest" as defined in regulations under section 414(c) of the Code).

Dated: ______________________               FMC Corporation

                                            By:___________________